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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of SmithKline Beecham Holdings Corporation on Form F-3 (File No. 333-07063) of our report dated March 19, 1997, on our audits of the consolidated financial statements and financial statement schedule of SmithKline Beecham Holdings Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Philadelphia, PA
March 26, 1997




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